GOLDMAN SACHS CREDIT STRATEGIES FUND

C/O PROXY SERVICES

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement/Prospectus and have the proxy card below at hand.

2) Go to website www.proxyvote.com

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement/Prospectus and have the proxy card below at hand.

2) Call 1-800-690-6903

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement/Prospectus.

2) Check the appropriate boxes on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M63807-S11675	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees of the Goldman Sachs Credit Strategies Fund recommends that you vote FOR the following proposal:	For	Against	Abstain

Proposal 1.         To approve an Agreement and Plan of Reorganization between the Goldman Sachs Credit Strategies Fund (the “Fund”) and Goldman Sachs Long Short Credit Strategies Fund, a newly-organized series of the Goldman Sachs Trust, an open-end management investment company, providing for (i) the transfer of all of the assets and the assumption of all of the liabilities of the Fund, in exchange for Institutional Shares of the Goldman Sachs Long Short Credit Strategies Fund; and (ii) the subsequent distribution of such shares to the shareholders of the Fund and liquidation and dissolution of the Fund.

	☐	☐	☐

To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

to be held on January 22, 2014:

The Proxy Statement/Prospectus is available online at www.proxyvote.com.

M63808-S11675

GOLDMAN SACHS CREDIT STRATEGIES FUND (the “Fund”)

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF TRUSTEES

The undersigned shareholder of the Fund hereby appoints Caroline Kraus, Secretary of the Fund, and Scott McHugh, Treasurer and Senior Vice President of the Fund, and each of them, the proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on October 18, 2013 at a Special Meeting to be held on January 22, 2014 at the offices of Goldman Sachs Asset Management, L.P., located at 30 Hudson Street, Jersey City, NJ 07302, Room N2 on the 21st Floor at 4:00 pm (Eastern Time), and at any postponement or adjournment thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement/Prospectus for the Special Meeting.

THIS PROXY CARD WILL BE VOTED AS INSTRUCTED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE PROXY CARD WILL BE VOTED “FOR” PROPOSAL 1. THE PROXIES ARE ALSO AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS.

PLEASE SIGN AND DATE ON THE REVERSE SIDE